WAIVER AND TWELFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT



     THIS WAIVER AND TWELFTH AMENDMENT TO LOAN AND SECURITY
AGREEMENT (this "Amendment") is made as of February 21, 1997, by and between TOASTMASTER INC., a Missouri corporation ("Borrower") and FLEET CAPITAL CORPORATION, a Rhode Island corporation
("Lender").

                     PRELIMINARY STATEMENTS:

     A. Borrower and Lender are parties to that certain Loan and Security Agreement dated as of November_19, 1993, (as amended from time to time, the "Loan Agreement"). Capitalized terms used but not defined herein shall have the meanings given them in the Loan Agreement.

     B. Borrower and Lender now desire to amend certain provisions of the Loan Agreement on and subject to the terms hereof.

                        TERMS OF AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements hereinafter set forth, the parties hereto agree as follows:

     1.   Waiver.  The Lender hereby waives the provisions of
Section 9.3(A) of the Loan Agreement [RELATING TO MINIMUM ADJUSTED TANGIBLE NET WORTH] for the Borrower's calendar year ending December 31, 1996 to the extent the Borrower achieved an Adjusted Tangible Net Worth of $35,350,000 for such period, and the Loan Agreement requires the Adjusted Tangible Net Worth to be no less than $37,000,000 for such period.

     2. Amendment to Loan Agreement. The Loan Agreement is hereby amended by deleting Section 9.3 thereof [RELATING TO
FINANCIAL COVENANTS] in its entirety and replacing it with the following:

          9.3. Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherewise consented to by Lender in writing, it shall:

          (A) Minimum Adjusted Tangible Net Worth. Maintain at all times during the periods set forth below an Adjusted
     Tangible Net Worth of not less than the amounts set forth below:

          Period                      Amount


   1/1/97 through 12/31/97         $32,000,000

   1/1/98 through 12/31/98         $32,400,000

   1/1/99 through 12/31/99         $33,300,000

   1/1/2000 through 12/31/2000     $34,700,000

   1/1/2001 and thereafter         $36,100,000
    through the term of the
     Agreement


          (B) Current Ratio. Maintain at all times a ratio of Current Assets to Current Liabilities of not less than 2.25 to 1.0.

          (BB) Minimum Availability. Maintainat all times an excess of the Borrowing Base over the total amount of Revolving Credit Loans outstanding hereunder of at least
     Five Million Dollars ($5,000,000).

          (C) Quarterly Pre-Tax Earnings. Achieve Adjusted Net Earnings from Operations plus Federal, State and local income taxes deducted in the computation thereof of not less than the amounts shown below at the end of the corresponding time period (in the case of an indicated periodic loss, the actual loss shall be not greater than the indicated loss)

                    Period                          Amount

          January 1 through March 31          ($3,300,000)(loss)
          January 1 through June 30           ($4,500,000)(loss)
          January 1 through September 30      ($2,575,000)(loss)


          (D) Annual Profitability.  Achieve Adjusted Net
     Earnings from Operations of not less than the amounts set forth below for the periods set forth below:

          Period                      Amount

   fiscal year ending 12/31/97     $1,200,000

   fiscal year ending 12/31/98     $1,500,000

   fiscal year ending 12/31/99     $2,000,000
     and thereafter through
     the term of the Agreement


     3. Consent of Participants. This Amendment shall not be effective until Lender shall have received an executed consent to the terms hereof from both Harris Trust and Savings Bank and Firstar Financial Services, a Division of Firstar Bank Milwaukee, N.A., in form and substance satisfactory to Lender and its counsel.

     4. No Claims; Liens Unimpaired. Borrower acknowledges that, as of the date hereof, it has no actual knowledge of any existing claims, defenses (personal or otherwise) or rights of setoff or recoupment whatsoever with respect to the Loan Agreement or any of the other Loan Documents. Borrower agrees that this Amendment in no way acts as a release or relinquishment of any Liens in favor of the Lender securing payment of any of the Obligations.

     5. No Other Amendments or Waivers. Except as expressly set forth herein, there are no other agreements or understandings, written or oral, between Borrower and Lender relating to the Loan Agreement and/or the other Loan Documents that are not fully and completely set forth or described herein. Except to the extent specifically amended hereby, all terms and provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms, and no provisions thereof have been waived, except as specifically set forth herein.

     6. Further Assurances. Borrower agrees to execute such other and further documents and instruments as Lender may request to implement the provisions of this Amendment.

     7. Amendments. No provision of this Amendment may be amended, modified or waived, except by an instrument in writing signed by the Lender.

     8. Counterparts; Faxed Signatures. This Amendment may be executed in one or more counterparts and by different parties on different counterparts, each of which shall be deemed an original instrument and all of which taken together shall constitute one and the same agreement. A signature of a party delivered by telecopy or other electronic communication shall constitute an original signature of such party.

     9.   Incorporation by Reference; Statement Required by
Section 432.045, Mo. Rev. Stat.

          (a) Each of the Notes and the other Loan Documents is incorporated herein in full by this reference, provided, however, that if there is any inconsistency between this Amendment and such other Loan Documents (as amended by this Amendment), this Amendment shall govern.

          (B) ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date specified at the beginning hereof.


                              TOASTMASTER INC.



                              By:_____________________________
                                 Name:
                                 Title:


                              FLEET CAPITAL CORPORATION



                              By:_____________________________
                                 Name:
                                 Title: